                         UNITED STATES BANKRUPTCY COURT
                           MIDDLE DISTRICT OF FLORIDA
                                 TAMPA DIVISION

IN RE:

MEDICATION MANAGEMENT TECHNOLOGIES, INC.,      CASE NO: 97-11340-8G1

                              Debtor.
------------------------------------------------/

                     FIRST AMENDED PLAN OF REORGANIZATION OF
                    MEDICATION MANAGEMENT TECHNOLOGIES, INC.

         MEDICATION MANAGEMENT TECHNOLOGIES, INC., the above-captioned debtor and debtor-in-possession and LifeServ Technologies, Inc., hereby file and propose their First Amended Plan of Reorganization in the form and content set forth herein.

                                MASSARI LAW GROUP
                        Domenic L. Massari, III, Esquire
                            Florida Bar Number 238988
                            Caryl E. Delano, Esquire
                           Florida Bar Number 0040721
                            601 South Fremont Avenue
                              Tampa, Florida 33606
                                 (813) 253-3400
                              Attorneys for Debtor

                                TABLE OF CONTENTS
                                                         Page No.

ARTICLE 1  - Definitions ...................................3

ARTICLE 2  - Classes of Creditors ..........................5

ARTICLE 3  - (Class I) Administrative Expense Claims .......5

ARTICLE 4  - (Class II) Secured Claim of William D. Long....6

ARTICLE 5  - (Class III) Secured claim of SouthTrust Bank...6

ARTICLE 6  - (Class IV) Claims of Unsecured Creditors ......7

ARTICLE 7  - (Class V) Insider Claims.......................7

ARTICLE 8  - (Class VI) Stockholder Claims .................7

ARTICLE 9  - Anticipated Means of Execution ................7

ARTICLE 10  - Classes Provided For .........................8

ARTICLE 11 - Classes Impaired ..............................8

ARTICLE 12 - Conditions to Confirmation ....................8

ARTICLE 13 - Executory Contracts ...........................8

ARTICLE 14 - Recoveries ....................................8

ARTICLE 15 -Debtor's Claims Against Others .................8

ARTICLE 16 - Retention of Jurisdiction of the Court.........8

ARTICLE 17 - General Provisions ............................8

                                                        12

                             ARTICLE I - Definitions

1.1 "Allowed Claim" means a Claim filed on or before the last date set by the Court for filing proofs of claim and allowed by Court Order in accordance with Bankruptcy Code Section 502(a), or, if no proof of claim is filed, a Claim which is listed by the Debtor as liquidated in amount and not disputed or contingent, and, in either case, a Claim to which no objection to the allowance thereof has been timely filed or to which an objection is timely filed and such Claim has been allowed in whole or in part by a Final Order of the Bankruptcy Court 1.2 "Bankruptcy Code" means The Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. '101, et seq. -- --- 1.3 "Bankruptcy Court" means the United States Bankruptcy Court for the Middle District of Florida, Tampa Division.

1.4 "Claim" means any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, legal, equitable, secured or unsecured; or any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

1.5  AConfirmation"  means  entry by the  Bankruptcy  Court of the  Confirmation
Order.

1.6 "Confirmation Date" means the date upon which the Bankruptcy Court enters the Confirmation Order.

1.7 "Confirmation Order" means the Order of the presiding Bankruptcy Court judge confirming this Plan and finding that it has been accepted by the requisite majority of creditors, was accepted in good faith, is in the best interest of creditors, is feasible or is otherwise a confirmable plan within the meaning of the Bankruptcy Code.

1.8 "Consummation Date" means the 11th day after the entry of the Confirmation Order and at which time no motion for rehearing, notice of appeal, stay pending appeal, proceeding for review or appeal, nor posting of a supercede bond, nor other challenge against the Confirmation Order is pending, at which time the Confirmation Order has become final and non-appealable. For the purposes of this Plan the Consummation date shall also be the "Effective Date@ of the Plan for purposes of Bankruptcy Code '1129. ---------------

1.9 "Creditor" means all Persons within the meaning of Section 101(10) of the Bankruptcy Code.

1.10   "Debtor"   means   Medication   Management   Technologies,    Inc.,   the
debtor-in-possession and proponent of this Plan.

1.11 "Debtor's Property" means all assets and property of the Debtor, whether legal or equitable, tangible or intangible, real or personal, that constitute property of the Debtor's estate within the meaning of Section 541 of the Bankruptcy Code, including, without limitation, those assets described in the Debtor's Schedules.

1.12 ALifeServ@ means LifeServ Technologies, Inc., a newly formed subsidiary of Debtor=s parent, Medical Technology Systems, Inc.

1.13 "Person" means any individual, corporation, partnership, joint venture, trust, estate or unincorporated organization, or any government or agent or political subdivision thereof.

1.14 "Plan" means this Plan of Reorganization as currently filed or hereafter amended pursuant to Chapter 11 of the Bankruptcy Code or any applicable Rule promulgated thereunder.

1.15 "Settlement Offer" means (a) any offer of settlement or compromise, or offer to purchase any outstanding Unsecured Claim or the interest of any Claimant under this Plan, or (b) any compromise or agreement to otherwise effectuate any full or partial satisfaction of any Unsecured Claim outside the terms of this Plan.

1.16 "Unsecured Creditors" means all persons and entities holding unsecured claims including claims against the Debtor.


                        ARTICLE 2 - Classes of Creditors

2.1 For the purposes of this Plan, there shall be the following classes of Creditors of the Debtor:

     CLASS I              Administrative Expense Claims

     CLASS II             Secured Claim of  The Long Family Trust, William
                          D. Long, Trustee

     CLASS III            Secured Claim of SouthTrust Bank

     CLASS IV             Claims of Unsecured Creditors

     CLASS V              Insider Claims

     CLASS VI             Stockholder Claims


2.2 Including any Creditor by name in any class herein is solely for purposes of description and shall include all assignees, heirs, devisees, transferees or successors-in-interest of any kind or nature of the named Creditor.


                  COMPOSITION AND TREATMENT OF CREDITOR CLASSES


               ARTICLE 3 - (Class I) Administrative Expense Claims

3.1 The Claims of this Class of Creditors shall be unimpaired.

3.2 The Debtor shall pay all Allowed administrative expenses in full and in cash within thirty (30) days after the Consummation Date of this Plan or make satisfactory payment arrangements with administrative claimants by the consummation date of Debtor's Plan.

ARTICLE 4 - (Class II) Secured Claim of The Long Family Trust, William D. Long, Trustee
--------------------------------------------------------------------------------

4.1 William D. Long (ALong@) is the holder of a secured claim in the approximate unpaid amount of $45,150.56 and the beneficiary of a royalty agreement secured by the Debtor's furniture and fixtures. The secured claim of Long is impaired.

4.2 In resolution of this claim, the Debtor will pay Long as follows:

     (a)  $45,150.56   with  interest   thereon  at  7%  per  annum  in  monthly
          installments over two (2) years commencing on the Effective Date;

     (b) Royalty of 5% of net collections of Debtor prior to December 31, 2002, from the sale of software that is a part of Debtor=s fetal monitoring and point of care documentation designed for use in labor and delivery, neonatal intensive care units are special care units


            ARTICLE 5 - (Class III) Secured Claim of SouthTrust Bank

5.1 The Claims of this Class of Creditor shall be impaired.

5.2 SouthTrust holds a claim in the amortized principal amount of $15,000,000.00 (the ASouthTrust Claim@) against the Debtor and certain affiliates of the Debtor, pursuant to the Second Amended and Restated Loan and Security Agreement, dated as of September 4, 1996, as amended (the ASouthTrust Loan Agreement@). The SouthTrust Claim is secured by all of the Debtor=s assets. Pursuant to a Subordination and Conditional Waiver Agreement, dated as of June 19, 1997, SouthTrust subordinated its security interest in certain of the assets of the Debtor to those in favor of The Long Family Trust which secure the Secured Claim of the Long Family Trust. The assets covered by this subordination are defined in the Subordination Agreement referred to above as the ACygnet Collateral.@ Except as modified pursuant to the Amendment to Second Amended and Restated Loan and Security Agreement (the AAmendment@) approved by the Bankruptcy Court by Order entered April 16, 1998, the legal, equitable and contractual rights to which SouthTrust is entitled under the SouthTrust Loan Agreement shall remain unaltered by confirmation of this Plan. In furtherance of the foregoing, (a) the liens, pledges and security interests securing the SouthTrust Claim shall survive confirmation of this Plan, (b) the Debtor reaffirms its obligations to SouthTrust under the SouthTrust Loan Agreement, as the same may be amended in accordance with the Amendment and the Amendment Motion, and (c) the SouthTrust Claim shall, upon confirmation of this Plan, be Allowed in the amount of $15,000,000 plus accrued and unpaid interest on such sum (if any), or such other amounts as may be specified in the Amendment. No distribution upon Confirmation will be made to SouthTrust pursuant to or as a result of the Plan. However, SouthTrust will continue to receive the payments called for under the SouthTrust Loan Agreement.

              ARTICLE 6 - (Class IV) Claims of Unsecured Creditors


6.1 The Claims of this Class of Creditor shall be impaired.

6.2 As a full treatment for, and in full settlement thereof, the holders Allowed Class IV claims shall receive the following:

An amount equal to 15% of such Class III allowed claim payable in three annual installments. The first installment of 5% shall be paid on the date which is three months after the Effective date with installments of 5% being paid on the second and third anniversary of the Effective date.

                       ARTICLE 7- (Class V) Insider Claims

7.1 The Claims of this Class of Creditor shall be impaired.

7.2 Class VI, shall consist of all Secured Claims and Unsecured Claims of shareholders, officers, directors, managers and all other insiders of the Debtor as defined in '101(30) of the Code whether or not the same constitute Allowed Claims, except weekly wages and salaries (not including bonuses, severance pay, vacation pay or the like) earned by Class V Claimants, which wages and salaries shall be treated as administrative expense claims to the extent such claims arose after the Filing Date. Other than Administrative Expense Claims, there shall be no distribution to Class V Claims.

                    ARTICLE 8- (Class VI) Stockholder Claims

8.1 The Claims of this Class of Creditor shall be impaired.

8.2 The Claims of all Persons holding a legal or equitable right to an interest in Debtor, shall receive no distribution under this Plan until such time as all other Classes of Creditors under this Plan are paid in accordance with the terms of this Plan.

                   ARTICLE 9 - Anticipated Means of Execution

9.1 The Debtor=s parent, Medical Technology Systems, Inc., is in the process of transferring its 100% stock ownership in the Debtor to a newly formed wholly owned subsidiary of the parent, LifeServ Technologies, Inc. (LifeServ). LifeServ intends to issue a private placement of securities, not to exceed 40% of its stock, in order to generate net proceeds to LifeServ of $3,000,000.00. The net proceeds will be utilized to fund further development of LifeServ=s subsidiaries= products, expand its sales force and provide working capital, allowing the Debtor to fund the Plan from income generated by its continued business operations. In addition, LifeServ will continue to provide the Debtor with ongoing sales and administrative support, having a minimum value of $10,000.00 per month. However, no funding from affiliates other than LifeServ is anticipated or permitted by the SouthTrust Loan Agreement.

                        ARTICLE 10- Classes Provided For

10.1 All classes of the Debtor's creditors are provided for by this Plan, or are not affected, or are unimpaired.

                          ARTICLE 11 - Classes Impaired

11.1 It is anticipated that Creditors in Class I are unimpaired or have consented to their treatment under the Plan. All other Classes under this Plan may be impaired.

                     ARTICLE 12 - Conditions to Confirmation

12.1 There are no conditions to the confirmation of this Plan other than the Bankruptcy Court entering the Confirmation Order confirming the Plan and the execution and delivery of all documents contemplated by the Amendment Motion.

                        ARTICLE 13 - Executory Contracts

13.1 Pursuant to this Plan, all rights of the Debtor shall be reserved through the Confirmation Date with respect to the assumption or rejection of executory contracts that the Debtor has not heretofore assumed or rejected upon notice to the parties to any such agreements and to such other parties-in-interest as the Court may designate. The Debtor hereby assumes the executory royalty agreement with the Long Family Trust.

                             ARTICLE 14 - Recoveries

15.1 The right to bring all Preference and Transfer Actions or to forsake, forego, or compromise and settle all such actions or claims, held by the Debtor, the Debtor-in-Possession and the Estate prior to confirmation, are expressly preserved by the Debtor.

                   ARTICLE 15 - Debtor's Claims Against Others

15.1 The Debtor shall enforce and have the sole right to enforce all rights, claims, suits and causes of action possessed by Debtor whether arising prior to or subsequent to the filing in its own name.

               ARTICLE 16 - Retention of Jurisdiction of the Court

16.1 The Bankruptcy Court shall retain jurisdiction over the Debtor and all parties provided for in this Plan for up to three (3) years after the Confirmation Date in order to effect the terms of the Plan and resolve any disputes in connection with the Confirmation of the Plan. Except for claims which this Plan recites are to be allowed upon confirmation of this Plan, Debtor shall have up to sixty (60) days after the entry of the Confirmation Order to object to all scheduled or filed claims or they shall be deemed allowed.

16.2 The Bankruptcy Court shall retain and have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Case and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

     (1) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of Claims resulting therefrom;

     (2) To determine any and all pending adversary proceedings, applications, and contested matters;

     (3) To ensure that distributions to holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, Allowed Unsecured Claims, Allowed Secured Claims (including in particular the SouthTrust Claim), and Allowed Equity Interests are accomplished as provided herein;

     (4) To hear and determine any timely objections to Administrative Claims or to proofs of Claim and Equity Interests filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or Equity Interest, and to allow or disallow any Contested Claim or Equity Interest, in whole or in part;

     (5) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

     (6) To issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

     (7) To consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

     (8)  To  hear  and  determine  all   applications   for   compensation  and
reimbursement of expenses of professionals under sections 330, 331, and 503(b) of the Bankruptcy Code incurred prior to the Effective Date;

     (9) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Joint Plan;

     (10) To recover all assets of the Debtors and property of the Estate, where located;

     (11) To enforce and interpret the terms and conditions of the Plan Documents, including, without limitation, the waivers and agreements contained in the Plan Documents and described in Article XII of this Joint Plan;

     (12) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

     (13) To hear any other matter not  inconsistent  with the Bankruptcy  Code;
and

     (14) To enter a final decree closing the Chapter 11 Cases.

                         ARTICLE 17 - General Provisions

17.1 Should any payment under the Plan come due on a non-business day, then such due date shall be extended to the next business day.

17.2 Non-business days shall include Saturday, Sunday and any day on which commercial banks in the State of Florida are required or authorized by State or Federal law to close.

17.3 Any and all notices hereunder shall be in writing. If such notice is sent by telegram, telex or facsimile transmission, it shall be deemed to have been given when sent, and if by mail, shall be deemed to have been given three days after the postmarked date when sent by registered or certified mail, postage prepaid, and addressed as follows:

                  With a copy to:

                  Medication Management Technologies, Inc.
                  12920 Automobile Boulevard
                  Clearwater, FL 34622
                  Attention: Todd Siegel

                  and

                  Massari Law Group
                  Counsel to Medication Management Technologies, Inc. 601 South Fremont Avenue
                  Tampa, Florida 33606
                  Attention: Caryl E. Delano, Esquire

or at such other address, if any, as the Debtor may have designated as its address for such service.

DATED:            MEDICATION MANAGEMENT
                                        TECHNOLOGIES, INC.

                                        ------------------------
                                        BY: Todd Siegel, Secretary

                                        LIFESERV TECHNOLOGIES, INC.

                                        -------------------------
                                        BY: Todd Siegel, Secretary

                                         MASSARI LAW GROUP

                                         ------------------------
                                         DOMENIC L. MASSARI, III
                                         Florida Bar Number 0238988
                                         CARYL E. DELANO
                                         Florida Bar Number 0040721
                                         601 South Fremont Avenue
                                         Tampa, Florida  33606
                                         (813) 253-3400
                                          Attorneys for Debtor


                             CERTIFICATE OF SERVICE

     I HEREBY CERTIFY that a true and correct copy of the foregoing has been furnished by Regular U.S. Mail and facsimile to the U.S. Trustee, 4919 Memorial Hwy., #110, Tampa, Fl 33634, Mark J. Wolfson, Esquire, Post Office Box 3391, Tampa, FL 33601 (221-4210); Marsha Griffin Rydberg, Esquire, Post Office Box
3391, Tampa, FL 33601 (221-4210); Jonathan J. Ellis, Esquire, Post Office Box 3310, Tampa, FL 33601 (225-3039) and to Virginia Patterson, Esquire, 420 North 20th Street, Suite 2000, Birmingham, AL 35203-3208 (205) 521-8500, this ____ day
of May, 1998.                                     ------------------------------
                                                  CARYL E. DELANO, ESQUIRE